Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement on Form S-8 (File No. 333-10699) pertaining to the Tractor Supply Company 1996 Associate Stock Purchase Plan,
(2) Registration Statement on Form S-3 (File No. 333-35317) pertaining to the Tractor Supply Company Restated 401(k) Retirement Plan,
(3) Registration Statement on Form S-8 (File No. 333-80619) pertaining to the Tractor Supply Company 1994 Stock Option Plan,
(4) Registration Statement on Form S-8 (File No. 333-102768) pertaining to the Tractor Supply Company 2000 Stock Incentive Plan,
(5) Registration Statement on Form S-8 (File No. 333-136502) pertaining to the Tractor Supply Company 2006 Stock Incentive Plan,
(6) Registration Statement on Form S-8 (File No. 333-160968) pertaining to the Tractor Supply Company 2009 Stock Incentive Plan, and
(7) Registration Statement on Form S-8 (File No. 333-225430) pertaining to the Tractor Supply Company 2018 Omnibus Incentive Plan;

of our reports dated February 20, 2020, with respect to the consolidated financial statements of Tractor Supply Company, and the effectiveness of internal control over financial reporting of Tractor Supply Company, included in this Annual Report (Form 10-K) of Tractor Supply Company for the year ended December 28, 2019.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 20, 2020